UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Canada	001-38783	98-1007671
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4700-80th Street

Delta, British Columbia Canada

V4K 3N3

(Address of Principal Executive Offices)

(604) 940-6012

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2022, Village Farms International Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. and A.G.P./Alliance Global Partners (the “Sales Agents”) pursuant to which the Company may offer and sell from time to time to or through the Sales Agent common shares of the Company (“Common Shares”)

The offer and sale of Common Shares through the Sales Agents will be made pursuant to the Registration Statement on Form S-3 (File No. 333-257857), as amended by the post-effective amendment thereto, filed on June 9, 2022, which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 21, 2022, and a related prospectus supplement filed with the Commission on the date hereof pursuant to which the Company is offering Common Shares having an aggregate offering price of up to $50,000,000.

Under the Sales Agreement, the Company may offer and sell Common Shares through the Sales Agents by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Capital Market. With our prior written consent, sales may also be made in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or any other method permitted by law. If the Company elects to utilize the Sales Agreement, the Sales Agents would be obligated to use commercially reasonable efforts consistent with their normal trading and sales practices, to sell on the Company’s behalf Common Shares as designated by the Company. The Company will pay the Sales Agents a commission of 3.0% of the gross sales price of any Common Shares sold under the Sales Agreement. The Company has also provided the Sales Agent with customary indemnification rights and has agreed to reimburse the Sales Agents for certain specified expenses up to $75,000 in connection with the execution of the Sales Agreement as well as $15,000 for each program “refresh” executed pursuant to the Sales Agreement.

The Company is not obligated to sell, and the Sales Agents are not obligated to buy or sell, any Common Shares under the Sales Agreement. Neither the Company nor the Sales Agents can provide any assurance that the Company will sell any Common Shares under the Sales Agreement, or, if sold, as to the price or amount of Common Shares that may be sold or the dates when such sales may take place. The Company or either Sales Agent may terminate the Sales Agreement by providing notice to the other parties.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the legal opinion of Torys LLP relating to the Common Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated August 9, 2022, between Village Farms International, Inc. and Cantor Fitzgerald & Co. and A.G.P./Alliance Global Partners

5.1	Opinion of Torys LLP

23.1	Consent of Torys LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2022

Village Farms International, Inc.

By:	/s/ Stephen C. Ruffini
Name:	Stephen C. Ruffini
Title:	Executive Vice President and Chief Financial Officer